SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 21, 2003

AMERICAN COMMUNITY BANCSHARES, INC.

(Exact name of Registrant as specified in its charter)

North Carolina	000-30517	56-2179531
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2593 West Roosevelt Boulevard, Monroe, North Carolina 28110

(Address of principal executive offices)

(704) 225-8444

Registrant’s telephone number, including area code

Not Applicable

(Former address of principal executive offices)

Item 5.

First Quarter Earnings Press Release

Registrant issued a press release to report quarter end results for March 31, 2003. The press release reported that total assets increased 19.6% to $231.7 million compared with the same period last near. Pre-tax earnings for the three months ended March 31, 2003 increased 106.0% to $414,000 compared with the same period last year. Net income after tax for the three months ended March 31, 2003 was $263,000 compared to $258,000 for the same period last year. Net interest income for the three months ended March 31, 2003 increased 32.4% to $1.8 million compared with the same period last year. Non-interest income for the three months ended March 31, 2003 increased 52.5% to $680,000 compared with the same period last year. The Registrant’s wholly owned subsidiary American Community Bank reported at March 31, 2003 that its allowance for loan losses totaled $2.1 million or 1.22% of its period end loans. The Registrant’s stockholders’ equity at March 31, 2003 totaled $23.0 million or 9.94% of its total assets.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN COMMUNITY BANCSHARES, INC.

By:	/s/ Randy P. Helton
Randy P. Helton President and CEO

Dated:    February 25, 2003

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99	Presentation of certain financial information

4